Exhibit 99.1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0000150885_1 R1.0.0.11699 NRG Energy, Inc. 211 Carnegie Center Princeton, NJ 08540 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1 To approve the issuance of NRG Energy, Inc. common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG Energy, Inc., Plus Merger Corporation and GenOn Energy, Inc. 2 To approve an amendment to NRG Energy, Inc.'s amended and restated certificate of incorporation to fix the maximum number of directors that may serve on NRG's board of directors at 16 directors. 3 To approve any motion to adjourn the NRG Energy, Inc. special meeting, if necessary, to solicit additional proxies. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000150885_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . NRG ENERGY, INC. Special Meeting of Stockholders November 9, 2012 at 9:00 a.m Eastern Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) David Crane and Brian Curci or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NRG Energy, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 9:00 a.m., Eastern Time on November 9, 2012, at the Princeton Marriott at Forrestal, 100 College Road East, Princeton, NJ 08540, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side